Exhibit 23.1

Consent of Delap LLP

[Letterhead of Delap LLP]

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Riverview Bancorp, Inc. of our report dated June 13, 2018, with respect to the consolidated financial statements of Riverview Bancorp, Inc. and Subsidiary (collectively, "Riverview"), and the effectiveness of Riverview's internal control over financial reporting, included in Riverview's Annual Report (Form 10-K) for the year ended March 31, 2018.

/s/ Delap LLP

Lake Oswego, Oregon
October 31, 2018